UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2010

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On and effective December 19, 2010, the Board of Directors (the "Board") of Mattson Technology, Inc. (the "Company") amended and restated the Company's existing Amended and Restated Bylaws (as amended and restated to date, the "Bylaws") to, among other things:

(i) amend provisions applicable to stockholder meetings and actions taken at such meetings to, among other matters, allow stockholder meetings to take place by remote communication and provide the Company the option to make its stockholder list available electronically;

(ii) update notice periods and requirements to facilitate the giving of notice to stockholders and directors, and waivers of notice, by electronic transmission;

(iii) amend existing provisions providing for advance notice of stockholder proposals and nominations to change the notice period for stockholder proposals or nominations (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8")) to not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year's annual meeting of stockholders, as compared to the prior advance notice period of 120 days in advance of the date that the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting;

(iv) amend existing provisions providing for advance notice of stockholder proposals and nominations (other than proposals properly made in accordance with Rule 14a-8) to expand the disclosure stockholders must provide when submitting proposals and nominations for consideration at a meeting to include, among other things, expanded information about director nominees and proponents' economic, voting and other interests and relationships, including derivative securities, voting arrangements, short positions or other interests, related to the Company and its shares;

(v) eliminate provisions related to the Company's former stockholder agreement with STEAG Electronic Systems AG, which is no longer in effect;

(vi) amend provisions with respect to stock certificates, uncertificated shares and transfers thereof; and

(vii) add a forum selection provision selecting the Delaware Court of Chancery as the exclusive forum for the resolution of all intra-corporate disputes.

Under the Bylaws, if a stockholder wishes to nominate a candidate for election to the Board at the Company's 2011 annual meeting of stockholders or to propose any other business to be brought before the Company's 2011 annual meeting of stockholders (other than proposals properly made under Rule 14a-8), the stockholder must give complete and timely written notice to the Secretary of the Company not later than March 9, 2011 nor earlier than February 7, 2011.  If the date of the Company's 2011 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the Company's 2010 annual meeting of stockholders, a stockholder's notice must be delivered not later than the 90th day prior to the rescheduled meeting, or, if later, on the tenth day following the day on which the Company first makes public announcement of its rescheduled meeting.  A stockholder's notice must contain specific information required by the Bylaws.  A stockholder who submits a nomination or proposal is required to update the information previously disclosed as of the record date for the meeting of stockholders and as of the date that is ten business days prior to the date of the meeting of stockholders.  If a stockholder's nomination or proposal is not timely and properly made in accordance with the procedures set forth in the Bylaws, it may not be brought before the Company's 2011 annual meeting of stockholders.

The foregoing description of the amendments to the Company's Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws. A copy of the Bylaws is being filed as Exhibit No. 3.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit Number	Description
3.1	Mattson Technology, Inc. Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2010

Mattson Technology, Inc.

By: /s/ Andy Moring

Andy Moring
Chief Financial Officer, Secretary

Index to Exhibits

Exhibit Number	Description
3.1	Mattson Technology, Inc. Amended and Restated Bylaws. Also provided in PDF format as a courtesy.